UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 25, 2011
Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.
(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

#120 – 2441 West Horizon Ridge Pkwy., Henderson, Nevada 89052
(Address of principal executive offices)
(Zip Code)

(702) 939-5247
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On July 25, 2011, Searchlight Minerals Corp. (the “Company”) and Nanominerals Corp. (“NMC”) entered into an amendment (the “Third Amendment”) to the assignment agreement between the parties dated June 1, 2005 and as amended on August 31, 2005 and October 24, 2005 (the “Assignment Agreement”).  Pursuant to the Third Amendment, the Company agreed to pay advance royalties (the “Advance Royalties”) to NMC of $15,000 per month (the “Minimum Royalty Amount”) effective as of January 1, 2011.  The Third Amendment also provides that the Minimum Royalty Amount will continue to be paid to NMC in every month where the amount of royalties otherwise payable under the Assignment Agreement would be less than the Minimum Royalty Amount, and such Advance Royalties will be treated as a prepayment of and credited against future royalty payments under the Assignment Agreement in excess of the Minimum Royalty Amount.  In addition, fifty percent (50%) of the aggregate amount of the consulting fees paid by the Company to NMC from 2005 through December 31, 2010 will be deemed to be prepayments of, and will be offset against, the first payments of any future royalty payments to be made to NMC in excess of the Minimum Royalty Amount that may become payable to NMC under the Assignment Agreement.

The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Third Amendment to Assignment Agreement, which is included as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

10.1	Third Amendment to the Assignment Agreement between Nanominerals Corp. and Searchlight Minerals Corp. dated July 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 27, 2011	SEARCHLIGHT MINERALS CORP.

	By:	/s/ Martin B. Oring
Martin B. Oring
President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to the Assignment Agreement between Nanominerals Corp. and Searchlight Minerals Corp. dated July 25, 2011.